Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:	Rebecca Mack
ESS Technology, Inc.	Bergman Mack & Associates
Investor Relations	(949) 981-4496
(510) 492-1161	rebecca@bergmanmack.com
ESS TECHNOLOGY REPORTS THIRD QUARTER 2005 RESULTS
     FREMONT, Calif., October 26, 2005—ESS Technology (Nasdaq: ESST) today reported net revenues for the third quarter of 2005 of $48.6 million compared to $60.6 million for the same period last year and compared to $46.5 million in the second quarter of 2005. GAAP net loss for the third quarter of 2005 was $11.1 million, or ($0.28) per diluted share, compared to third quarter of 2004 GAAP net loss of $21.2 million, or ($0.54) per diluted share. For the second quarter of 2005, GAAP net loss was $11.6 million, or ($0.29) per diluted share.
     Non-GAAP net loss for the third quarter of 2005 was $10.5 million, or ($0.26) per diluted share, compared to third quarter of 2004 non-GAAP net loss of $20.1 million, or ($0.51) per diluted share. For the second quarter of 2005, non-GAAP net loss was $10.9 million, or ($0.27) per diluted share. Non-GAAP net income and net loss exclude amortization of intangible assets and related tax effects.
     Robert Blair, president and CEO of ESS Technology, commented, “The third quarter of 2005 was largely as anticipated with slightly higher revenues and earnings. I am pleased to report that we introduced our new Phoenix line of high performance, low-cost DVD chips during the September quarter. We expect these full-featured new products to improve our gross margins and profitability as they ramp to full production in the coming quarters. I will provide additional information about both our cameraphone business and our video business during our earnings conference call.”
Fourth Quarter 2005 Guidance
     The forward-looking statements in this press release are based on current expectations. Any expectations based on these forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Continuing uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.
     For the December quarter, we are projecting revenues of $39-$44 million, with non-GAAP gross margins in the 10-12% range. We expect R&D expenses of 21-23% of revenues and SG&A expenses of 21-23% of revenues. Overall, we expect

GAAP net loss per diluted share of ($0.33)-($0.36) and non-GAAP net loss per diluted share of ($0.31)-($0.34). Non-GAAP net loss excludes amortization of intangible assets and related tax effects.
Earnings Conference Call
     As previously announced, ESS Technology, Inc. has scheduled a conference call beginning 2:00 p.m. PDT / 5:00 p.m. EDT, October 26, 2005, to discuss its third quarter 2005 results. Investors are invited to listen to a live webcast of the conference call at http://www.esstech.com or http://www.prnewswire.com/ (Search: ESST). A replay of the webcast will also be available at http://www.esstech.com/ and http://www.prnewswire.com/ or by telephone at (800) 642-1687 (U.S./Canada) / (706) 645-9291 (International), Reservation #1466395, beginning at 6:00 p.m. PDT / 9:00 p.m. EDT, October 26, 2005.
About ESS Technology
     ESS Technology, Inc. designs and markets high-performance digital video processor and imaging sensor semiconductors for the consumer digital entertainment, digital photography, camera phone and digital home markets. ESS products include highly integrated chips for DVD players, DVD recorders, VCD players, digital media players, digital audio systems, and camera-enabled cellular phones.
     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology’s common stock is traded on the Nasdaq National Market under the symbol “ESST”. ESS Technology’s web site address is: http://www.esstech.com.
(ATTACHMENTS: Condensed Consolidated Summary Financial Statements)
     The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, the possible reduction of consumer spending occasioned by general economic conditions, continued growth in demand for consumer electronics products, the timely availability and acceptance of ESS’ products, the uncertainty of the outcome of any litigation proceedings, and the other risks detailed from time to time in the SEC reports of ESS, including the reports on Form 10-K, Form 10-Q and Form 8-K (if any) which we incorporate by reference. Examples of forward-looking statements include statements regarding ESS’ future financial results, specifically statements regarding improvement in the coming quarters of the Company’s gross margins and profitability due to the new Phoenix line of chips, operating results, business strategies, projected costs, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “will”, “expect”, “anticipate”, “believe”, “continue”, “plan”, “should”, other comparable terminology or the negative of these terms. Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.
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ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30,	December 31,
	2005	2004
ASSETS

Current Assets:
Cash and cash equivalents	$32,779	$41,527
Short-term investments	74,111	85,161
Accounts and other receivables, net	28,401	21,456
Inventories	11,222	45,669
Prepaid expenses and other assets	3,679	3,876

Total current assets	150,192	197,689

Property, plant and equipment, net	22,090	23,009
Goodwill	41,445	43,391
Other intangible assets, net	3,062	6,414
Other assets	13,810	13,241

Total Assets	$230,599	$283,744

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$41,269	$50,646
Income taxes payable and deferred income taxes	41,982	39,738

Total current liabilities	83,251	90,384

Non-current deferred tax liability	—	448

Total liabilities	83,251	90,832

Shareholders’ Equity:
Common stock	178,496	178,030
Accumulated other comprehensive income (loss)	525	(174)
Retained earnings (accumulated deficit)	(31,673)	15,056

Total shareholders’ equity	147,348	192,912

Total Liabilities and Shareholders’ Equity	$230,599	$283,744

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
Net revenues	$48,588	$60,611	$137,842	$214,169
Cost of revenues	43,047	64,504	132,248	171,756

Gross profit (loss)	5,541	(3,893)	5,594	42,413
	11%	-6%	4%	20%

Operating expenses:
Research and development	8,738	9,017	25,334	28,848
Selling, general and administrative	8,456	10,179	27,161	31,687

Operating loss	(11,653)	(23,089)	(46,901)	(18,122)

Non-operating income, net	451	724	1,146	2,698

Loss before income taxes	(11,202)	(22,365)	(45,755)	(15,424)
Provision for (benefit from) income taxes	(106)	(1,189)	974	(732)

Net loss	$(11,096)	$(21,176)	$(46,729)	$(14,692)

Net loss per share
Basic	$(0.28)	$(0.54)	$(1.18)	$(0.37)

Diluted	$(0.28)	$(0.54)	$(1.18)	$(0.37)

Weighted average common shares
Basic	39,806	39,529	39,762	39,425

Diluted	39,806	39,529	39,762	39,425

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we use non-GAAP measures of net income (loss) and earnings (loss) per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business.
Non-GAAP Net Income (Loss). Non-GAAP net income (loss) calculates the after-tax impact of amortization of intangible assets. Management believes that the non-GAAP net income (loss) measure is useful information to investors because it provides our investors with a means to conduct a meaningful, consistent comparison to our prior periods’ results and to our investors’ expectations for GAAP net income (loss). Given the significant effect of the non-GAAP adjustments, we believe that non-GAAP net income (loss) is a useful means to demonstrate the sustainability of our performance in a manner not affected by unusual events and charges required by GAAP accounting. We use non-GAAP net income (loss) to conduct and evaluate our business. It is the primary means for us to assess on-going operating performance and to set future operating performance expectations. The economic substance behind our decision to use non-GAAP net income (loss) is that the adjustments to net income (loss), which did not reflect the on-going sustainability of performance, had the effect of reducing net income (loss) by more than $600,000 for the periods presented. Despite the importance of this measure to management in goal-setting and performance measurement, we stress that non-GAAP net income (loss) is a non-GAAP financial measure that has no standardized meaning defined by GAAP and, therefore, has limits in its usefulness to investors. Because of its non-standardized definitions, non-GAAP net income (loss) (unlike GAAP net income (loss)) may not be comparable with the calculation of similar measures of other companies. Non-GAAP net income (loss) is presented solely to enable investors to more fully understand how management assesses the performance of our company. We compensate for these limitations by providing full disclosure of the net income (loss) on a basis prepared in conformance with GAAP to enable investors to consider net income (loss) determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate.
Non-GAAP Net Income (Loss) Per Share. Non-GAAP net income (loss) per share calculates the after-tax impact of amortization of intangible assets which result from corporate transactions outside the ordinary course of business. Management believes that the non-GAAP net income (loss) per share measure is useful information to investors because it provides a basis for investors to compare the performance of our operations to prior periods’ results and to their expectations for performance. It also provides a useful means for investors to evaluate the profitability and sustainability of on-going operations. Given the market’s focus on earnings per share and adjusted earnings per share measures, by providing an adjusted earnings per share measurement and showing the components thereof, we seek to eliminate confusion in the marketplace and to provide a consistent means for evaluation of performance. We use non-GAAP net income (loss) per share to conduct and evaluate our business by comparing the measure to prior periods using a consistent method of calculation. We review non-GAAP net income (loss) per share as a primary indicator of the profitability and sustainability of the underlying business, and we use the measure to compare performance to the objectives identified for the business during our budget process. Our budget process includes only revenue and expenses relating to the on-going business operations, in an effort to better manage the on-going operations in a meaningful manner. The economic substance behind our decision to use non-GAAP net income (loss) per share is that without it, the significance of the adjustments during these periods may make it difficult for an investor to assess the on-going performance of the operations of our business. A material limitation associated with the use of this measure as compared to the GAAP measure of net income (loss) per share is that it is a non-GAAP measure which is adjusted for the amortization of intangible assets and, as such, has no standardized measurement prescribed by GAAP and accordingly has limits in its usefulness to investors. Non-GAAP net income (loss) per share may not be comparable with the calculation of earnings per share for other companies. We compensate for these limitations when using non-GAAP net income (loss) per share by providing full disclosure of the earnings (loss) per share measurement and GAAP basis in the financial statements and related commentary in our quarterly release which investors can use to appropriately consider earnings (loss) per share determined under GAAP as well as on an adjusted basis.

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP BASIS NET LOSS TO NON-GAAP NET LOSS
(unaudited)
(in thousands)

	Three months ended
	September 30,	September 30,	June 30,
	2005	2004	2005
Net loss — GAAP basis	$(11,096)	$(21,176)	$(11,623)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	699	699	699
Selling, general and administrative	309	487	458
Tax effect of amortization of intangible assets	(409)	(78)	(470)

Net loss — Non-GAAP	$(10,497)	$(20,068)	$(10,936)

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET LOSS PER SHARE TO NON-GAAP NET LOSS PER SHARE
(unaudited)
(in thousands)

	Three months ended
	September 30,	September 30,	June 30,
	2005	2004	2005
Basic:
GAAP basic net loss per share	$(0.28)	$(0.54)	$(0.29)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	0.02	0.02	0.02
Selling, general and administrative	0.01	0.01	0.01
Tax effect of amortization of intangible assets	(0.01)	—	(0.01)

Non-GAAP basic net loss per share	$(0.26)	$(0.51)	$(0.27)

Diluted:
GAAP diluted net loss per share	$(0.28)	$(0.54)	$(0.29)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	0.02	0.02	0.02
Selling, general and administrative	0.01	0.01	0.01
Tax effect of amortization of intangible assets	(0.01)	—	(0.01)

Non-GAAP diluted net loss per share	$(0.26)	$(0.51)	$(0.27)